UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Blvd, Suite 100

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement

On November 19, 2019, Unity Biotechnology, Inc. (“Unity” or the “Company”) entered into an amendment (the “Amendment”) to that certain license agreement, dated January 2, 2019, by and between the Company and Ascentage Pharma Group Corp. Ltd. (“Ascentage”), a clinical-stage biopharmaceutical company based in China, covering an Ascentage-controlled compound known as UBX1967 (the “Original UBX1967 License Agreement”).

Under the terms of the Amendment the field and territory limitations were removed from a provision granting the Company exclusivity with respect to UBX1967. In addition, the schedule of licensed patents included in the Original UBX1967 License Agreement was amended to include certain additional patents relating to UBX1967.

The foregoing summary of the material terms and conditions of the Amendment to the Original UBX1967 License Agreement is qualified in its entirety by the actual Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, and the actual Original UBX1967 License Agreement, which was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2019.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	First Amendment to Compound License Agreement for APG1197, dated as of November 19, 2019, by and between Ascentage Pharma Group Corp. Ltd. and Unity Biotechnology, Inc.*

*	Portions of the exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: November 25, 2019	By:	/s/ Tamara L. Tompkins
Tamara L. Tompkins
General Counsel & Corporate Secretary